                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Genzyme Corporation for its Retirement Savings Plan of: our report dated February 23, 2000, except for the information in Note A as to which the date is October 11, 2000, relating to the financial statements and financial statement schedules of Genzyme Corporation, which appears in Genzyme Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, as amended; our reports dated February 23, 2000, relating to the financial statements and financial statement schedules of Genzyme General, Genzyme Molecular Oncology, Genzyme Surgical Products and Genzyme Tissue Repair, which appear in Genzyme Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, as amended; and our report dated June 23, 2000 relating to the financial statements and supplemental schedule of the Genzyme Retirement Savings Plan, which appears in Genzyme Corporation's Form 10-K/A, as filed on June 28, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
February 2, 2001